UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549

                        ____________

                          FORM 8-K

                       CURRENT REPORT
           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934

                    _____________________


Date of Report (Date of earliest event reported) January 29, 1999


                       TIDEWATER INC.
    (Exact name of registrant as specified in its charter)


    Delaware             1-6311              72-0487776
  (State of           (Commission          (IRS Employer
 incorporation)       File Number)       Identification No.)



1440 Canal Street, Suite 2100
  New Orleans, Louisiana                       70112
 (Address of principal                       (Zip Code)
   executive offices)


                       (504) 568-1010
     (Registrant's telephone number, including area code)


                             N/A
 (Former name or former address, if changed since last report)

ITEM 5.   OTHER EVENTS.

     On January 29, 1999, Tidewater Inc. (the "Company") established a Grantor Trust Stock Ownership Program (a "GSOP") in connection with which the Company entered into a trust agreement (the "Trust Agreement") with Whitney National Bank (the "Trustee"), providing for the establishment of the related trust (the "GSOP Trust"). The GSOP Trust is designed to acquire, hold and distribute shares of the common stock, par value $0.10, of the Company (the "Common Stock") to provide for the payment of benefits and compensation under the Company's employee benefit plans (the "Plans"), including its stock option plans and 401(k) plan. The GSOP Trust will not increase or alter the amount of benefits or compensation that will be paid under the Plans.

     On January 29, 1999, the Company sold 5,000,000 shares (the "Acquired Shares") of the Common Stock to the GSOP Trust for $107,187,500 (the "Purchase Price"). The Acquired Shares represent approximately 8.3% of the outstanding shares of Common Stock after giving effect to the sale. The Purchase Price per share is equal to the closing price per share of Common Stock on the New York Stock Exchange on the last trading day prior to the sale. In payment for the Acquired Shares, the Trustee paid $500,000 in cash and issued its promissory note payable to the Company for the balance of the Purchase Price. Acquired Shares will be released to satisfy the Company's obligations to pay benefits under the Plans as the promissory note is paid down or forgiven.

     The Trustee will vote or tender shares held by the GSOP Trust in accordance with the confidential instructions of participants (other than members of the Board of Directors of the Company) in the Company's stock option plans and 401(k) plan. Shares held by the GSOP Trust will not affect the earnings per share calculation or return on average stockholders' equity until after they are transferred out of the GSOP Trust.

     The Trust Agreement and the Stock Purchase Agreement are attached hereto as exhibits and are incorporated herein by reference. The foregoing description of the GSOP is qualified in its entirety by reference to such exhibits.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS

     (c)  EXHIBITS.

           99.1 Trust Agreement, dated as of January 29, 1999, between Tidewater Inc. and Whitney National Bank, as Trustee.

           99.2 Stock Purchase Agreement dated as of January 29, 1999 between Tidewater Inc. and Whitney National Bank.


                             SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              TIDEWATER INC.



                              By:        /S/ KEN C. TAMBLYN
                                           Ken C. Tamblyn
                                    Executive Vice President and
                                       Chief Financial Officer

Date:  February 10, 1999

                           EXHIBIT INDEX


   EXHIBIT NO.                     DESCRIPTION

     99.1 Trust Agreement, dated as of January 29, 1999, between Tidewater Inc. and Whitney National Bank, as Trustee.

     99.2 Stock Purchase Agreement dated as of January 29, 1999 between Tidewater Inc. and Whitney National Bank.